Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned directors of Rush Enterprises, Inc., a Texas corporation (the “Company”), hereby constitute and appoint W.M. “Rusty” Rush and Steven L. Keller, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file the Company’s registration statement or statements on Form S-8 with the Securities and Exchange Commission (the “Commission”), and any and all amendments, post-effective amendments and supplements thereto, and any amendments, post-effective amendments and supplements to any of the Company’s effective Form S-8 registration statements and any and all exhibits, instruments and documents filed as a part of or in connection with said registration statement or statements or any amendments thereto (including any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), covering shares of the deferred compensation obligations to be issued under the Rush Enterprises, Inc. Deferred Compensation Plan, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 6th day of November, 2010.

/s/ W. Marvin Rush	/s/ W.M. “Rusty” Rush

W. Marvin Rush	W.M. “Rusty” Rush

/s/ Ronald J. Krause	/s/ Harold D. Marshall

Ronald J. Krause	Harold D. Marshall

/s/ Thomas A. Akin	/s/ James C. Underwood

Thomas A. Akin	James C. Underwood

/s/ Gerald R. Szczepanski Gerald R. Szczepanski